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                                                                   EXHIBIT 23(a)
                                                           ALLETE 2006 Form 10-K

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-02109, 333-41882, 333-57104) and Form S-8 (Nos.
333-16445, 333-16463, 333-82901, 333-91348,  333-105225,  333-124455) of ALLETE,
Inc. of our report dated February 12, 2007, except as to Note 7 for which the date is February 15, 2007, relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
February 15, 2007